Exhibit 10.1

AMENDMENT NO. 3 TO THE HEARTSCIENCES INC.
2023 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and shareholders of HeartSciences Inc. (the “Company”) have previously adopted the HeartSciences Inc. 2023 Equity Incentive Plan (as amended, the “Plan”);

WHEREAS, on May 17, 2024, the Corporation effected a 1-for-100 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), thereby causing the number of shares of Common Stock issuable under the Plan to be eighty-five thousand (85,000) shares;

WHEREAS, on July 9, 2025, the Company increased the number of shares of Common Stock issuable under the Plan from eighty five thousand (85,000) plus the Evergreen Shares (as defined below) collectively to one million (1,000,000) shares, including shares previously issued thereunder;

WHEREAS, pursuant to Section 3(a) of the Plan, currently a total of: (i) one million (1,000,000) shares of Common Stock; and (ii) such number of shares of Common Stock, which is twenty-five percent (25%) of the total number of shares of all classes of common stock and preferred stock, as converted to common stock of the Company outstanding on the last day of the 2025 fiscal year (the “Evergreen Shares”) issuable under the Plan, are currently reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares of Common Stock issuable under the Plan from one million (1,000,000) plus the Evergreen Shares collectively, to one million two hundred fifty thousand (1,250,000) shares plus such number of shares of Common Stock, which is twenty five percent (25%) of the total number of shares of all classes of common stock and preferred stock, as converted to common stock of the Company outstanding on the last day of the applicable fiscal year, including shares previously issued thereunder; and

WHEREAS, the Company desires to make certain other changes to the Plan as more fully discussed below, and Section 19 of the Plan permits the Company to amend the Plan from time to time, subject to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1. Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Reservation of Shares. Subject to the provisions of Section 13 of the Plan and the following sentence, the maximum aggregate number of Shares that may be issued under the Plan is one million two hundred fifty thousand (1,250,000) Shares. The number of Shares available for issuance under the Plan will be subject to automatic increase on the first day of each Fiscal Year beginning with Fiscal Year beginning May 1, 2026, so that the number of Shares available for issuance under the Plan is equal to the least of:

(i) Twenty five percent (25%) of the total number of shares of all classes of common stock and preferred stock as converted to common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and

(ii) a lesser number of Shares determined by the Administrator.”

2. Section 23 of the Plan is hereby amended and restated in its entirety to read as follows:

“Shareholder Approval. The Plan (or any material amendment thereof) will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code. In the event that shareholder approval is not obtained within twelve (12) months after the date the Plan (or any material amendment thereof) is adopted by the Board, all Incentive Stock Options granted under the Plan shall be deemed to be Nonstatutory Stock Options and shall continue to be in effect. Notwithstanding any other provisions of the Plan, any Awards made under the Plan shall continue to be in effect irrespective of shareholder approval, unless otherwise provided by the applicable award agreement.”

In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 to the Company’s 2023 Equity Incentive Plan as of November 28, 2025.

HEARTSCIENCES INC.

By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	Chief Executive Officer